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                                                                     EXHIBIT 3.1


       FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
  STATE OF NEVADA

         JUL 24, 1997

     No. C 1583797
         ---------------
         Dean Heller

DEAN HELLER, SECRETARY OF STATE

                          ARTICLES OF INCORPORATION

                                      of

                           Draco Technologies, Inc.



Know all men by these present:

That the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010 to Nevada Revised Statutes 78.090 inclusive, as amended, and certify that

1.   The name of this corporation is:

                            Draco Technologies,Inc.

2. Offices for the transaction of any business of the Corporation, and where meetings of the Board of Directors and of Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.

3.   The nature of the business is to engage in any lawful activity.

4. The Capital Stock shall consist of 50,000,000 shares of common stock, .001 par value.

5. The members of the governing board of the corporation shall be styled directors, of which there shall be no less than 2. The directors of this corporation need not be stockholders. The first Board of Directors is James
     R. Ray, whose address is 16929 Enterprise, Suite 206, Fountain Hills, Arizona 85268 and Michael W. Berg, whose
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     address is 16929 Enterprise, Suite 206 Fountain Hills, Arizona 85268.

6.   This corporation shall have perpetual existence.

7. The name and address of each of the incorporators signing these Articles of Incorporation are as follows:

     Michael W. Berg, 16929 Enterprise, Suite 206, Fountain Hills, Arizona 85268

8. This Corporation shall have a president, one or more vice presidents, a secretary, a treasurer and a resident agent, to be chosen by the Board of Directors, any person may hold two or more offices.

9. The resident agent of this Corporation shall be: LAVONNE FROST, 711 S. CARSON STREET, SUITE 1, CARSON CITY, NEVADA 89701

10. The Capital Stock of the corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the individual liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as to the aforesaid provisions.

11. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve
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     intentional misconduct, fraud or a knowing violation of law, or the payments of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article of the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

     I, the undersigned being the incorporator herein above named for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts within stated are true, and accordingly have hereunto set my hand this 22nd, day of July, 1997.


                                             /s/ Michael Berg
                                             ---------------------------
                                             Michael W. Berg
                                             16929 Enterprise, Ste.206
                                             Fountain Hills, AZ 85268


STATE OF ARIZONA

COUNTY OF MARICOPA

On the 22/nd/ day of July, 1997, personally appeared before me, a notary public, Michael W. Berg, personally known to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.

                                    /s/ Kimberly Banuet
                                    ---------------------------------
                                    Notary Public